Exhibit 24.1
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of American Capital Senior Floating, Ltd., a corporation organized under the laws of the state of Maryland (the “Corporation”), hereby constitute and appoint Malon Wilkus, John R. Erickson, Samuel A. Flax and Cydonii V. Fairfax, and each of them (with full power to each of them to act alone), his/her true and lawful attorneys-in-fact and agents for him/her and on his/her behalf and in his/her name, place and stead, in all cases with full power of substitution and resubstitution, in any hand and all capacities, to sign, execute and affix his/her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a Registration Statement on Form S-3 or any other appropriate form and all amendments or supplements (including post‑effective amendments) thereto with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration of the Corporation’s Common Stock, $0.01 par value per share, and grants to each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as he/she himself/herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his/her hand and seal, as of the date specified.

AMERICAN CAPITAL SENIOR FLOATING, LTD.

Dated: January 30, 2015	/s/ Malon Wilkus
Malon Wilkus
Chair and Chief Executive Officer

Signature	Title	Date

/s/ Malon Wilkus	Director, Chair and Chief Executive Officer	January 30, 2015
Malon Wilkus	(Principal Executive Officer)

/s/ John R. Erickson	Chief Financial Officer and Executive Vice President	January 30, 2015
John R. Erickson	(Principal Financial and Accounting Officer)

/s/ Phyllis Caldwell	Director	January 30, 2015
Phyllis Caldwell

/s/ Gil Crawford	Director	January 30, 2015
Gil Crawford

/s/ Larry Harvey	Director	January 30, 2015
Larry Harvey

/s/ Stan Lundine	Director	January 30, 2015
Stan Lundine